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                                  Exhibit 16.2
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              [Letterhead of Dale Matheson Carr-Hilton LaBonte LLP]


May 25, 2007

Securities and Exchange Commission
100 F Street, N.S.
Washington, D.C.   U.S.A.    20549

Dear Ladies and Gentlemen,

We are the former independent auditors for DigiCurve, Inc. (the "Company"). We have read the Company's current report on Form 8-K/A dated May 14, 2007 (the "Form 8-K/A") and are in agreement with the disclosures regarding our firm as included in the Form 8-K/A to be filed with the Securities and Exchange Commission. We have no basis to agree or disagree with other statements of the Company contained therein.

Yours very truly,

/s/ DMCL

Reginald J. LaBonte, CA Partner - Regulatory Assurance Group
Incorporated Professional:  Reginald J. LaBonte Jr.
DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants


















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